HEI Exhibit 99

May 27, 2014

Media Contact:
Lynne T. Unemori (808) 543-7972
lynne.unemori@hawaiianelectric.com

Investor Contact:
Carol E. O. Imai (808) 543-7920
cimai@hei.com

HAWAIIAN ELECTRIC PRESIDENT AND CEO ANNOUNCES RETIREMENT PLANS
HONOLULU - Hawaiian Electric Company, Inc. (Hawaiian Electric), a wholly-owned subsidiary of Hawaiian Electric Industries, Inc. (HEI) (NYSE: HE), today announced that President and CEO Richard M. Rosenblum has notified the company that he plans to retire within a year.  Rosenblum, who turned 64 last month, has served as Hawaiian Electric’s President and CEO and as a member of the company’s board of directors since 2009. He joined Hawaiian Electric after a 32-year career at Southern California Edison.
“In 2008, I made the decision to come out of retirement for the challenge of leading an organization embarking on an unprecedented slate of clean energy initiatives,” said Rosenblum. “Today, thanks to collaborative efforts with many partners, our utilities are meeting more than 18 percent of our customers’ energy needs with renewable energy, compared to just 8 percent in 2008. We lead the nation in rooftop solar photovoltaic systems per customer, and we’re broadly recognized as an industry leader in the integration of renewable energy.
“While I’ve shared my future retirement intentions to allow ample time for a smooth transition, I’m committed to completing the development of our plans for the next phase of our clean energy transformation,” added Rosenblum.
“We’ve been fortunate to benefit from Dick’s exceptional knowledge and operational expertise. His passionate focus on improving customer service and reliability, instilling a pervasive culture of safety for our employees and our customers, reducing our dependence on expensive imported oil, and building our talent and management strength has laid a solid foundation for our utilities,” said Constance H. Lau, chairman of Hawaiian Electric’s board of directors and CEO of parent company, HEI.

Hawaiian Electric Industries, Inc.
May 27, 2014

“To help with the transition, I am working with Dick and his team on the ongoing energy planning process as well as the future leadership transition. We’ll ensure we continue to have strong leadership to aggressively move Hawaii toward a clean energy future,” Lau added.

HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank (American), one of Hawaii’s largest financial institutions.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. Also, at the Investor Relations section of HEI's website, investors may sign up to receive e-mail alerts (based on each investor's selected preferences).  The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks,

Hawaiian Electric Industries, Inc.
May 27, 2014

uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s quarterly report on Form 10-Q for quarter ended March 31, 2014 and annual report on Form 10-K for the year ended December 31, 2013, respectively, and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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